UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 30, 2022

Western Acquisition Ventures Corp.

(Exact Name of Registrant as specified in its charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

42 Broadway, 12th Floor

New York, NY 10004

(310) 740-0710

(Address, including zip code, and telephone number

including area code of Registrant's

principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Western Acquisition Ventures Corp. (the “Company”) convened a special meeting of stockholders (the “Meeting”) on Friday, December 30, 2022, at 10:00 a.m. Eastern time. Of the 14,751,000 shares entitled to vote at the Meeting, 9,104,051 shares were present, thus constituting a quorum. However, the Meeting was adjourned because there were insufficient shares voted to pass proposal 1 to amend the certificate of incorporation to extend the time in which the Company must complete a business combination, which requires an affirmative vote of 65% of the shares outstanding. The adjournment was approved by a total of 8,694,183 shares of Common Stock, with 409,868 shares voting against the adjournment, no shares abstaining, and no broker non-votes, thus constituting approval by more than a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote on the adjournment. The Meeting has been adjourned to January 6, 2023 at 10:00 a.m., Eastern time, to consider and vote upon the proposals described in the notice of meeting that was sent to each stockholder of record as of the close of business on December 12, 2022.

Stockholders can join the adjourned Special Meeting via teleconference using the following dial-in information:

US Toll Free:	1-877-853-5257
International Toll (standard rates apply):	+1-877-853-5257

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Acquisition Ventures Corp.

Date: December 30, 2022	By:	/s/ Stephen Christoffersen
Stephen Christoffersen
Chief Executive Officer